                                                                    EXHIBIT 77I

TERMS OF NEW OR AMENDED SECURITIES:

On June 15, 2012, a Form Type 485(b), Accession No. 0001193125-12-271893, an
amendment to the registration statement of Columbia Funds Series Trust II, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective June 18, 2012, and describes the characteristics of the new classes of shares:

                                                   New Share
                    Fund                           Class(es)
                    ----                           ---------
                    Columbia European Equity Fund      W